EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-100340 and 333-136681) of International Lease Finance Corporation of our reports dated February 25, 2008 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 29, 2008